Responses to Item 77I - Terms of new or amended securities

Series 2 - Eaton Vance Greater China Growth Fund
The Fund began issuing Class I shares during the period.
 The terms of this share class are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Series 4 - Eaton Vance Worldwide Health Sciences
Fund
The Fund began issuing Class I shares during the period.
 The terms of this share class are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.